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                                    EXHIBIT 4
                         STATE STREET BOSTON CORPORATION
                                   GLOBAL NOTE


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a limited-purpose trust company organized under the New York Banking Law ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                         STATE STREET BOSTON CORPORATION

                          7.35% Notes Due June 15, 2026
No. 1                                                              $150,000,000
CUSIP 857473AE2                                      Issue Date:  June 21, 1996
Holder's Optional Repayment Date: June 15, 2006

State Street Boston Corporation, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on June 15, 2026 and to pay interest thereon from June 15, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 1996 at the rate of 7.35% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the offices or agencies of the Company maintained for that purpose in the City of Boston, Massachusetts (the "Place of Payment"), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that for so long as this Security is a Global Security, payment of the principal of (and premium, if any) and any interest on this Security will be made by the Paying Agent by wire transfer of immediately available funds to a separate account of the Depositary or its nominee at the Federal Reserve Bank of New York, provided that, in the case of payments made at maturity of such Global Security, the Global Security is presented to the Paying Agent in time for the Paying Agent to make such payments in accordance with its normal procedures.

This Security may be subject to redemption at the option of the Holder hereof in accordance with the terms hereof on the Holder's Optional Repayment Date specified on the face hereof. The redemption option may be exercised on the Holder's Optional Repayment Date for the entire principal amount hereof or less than the entire principal amount hereof, so long as the principal amount to be redeemed is equal to $1000 or an integral multiple of $1000 and any remaining principal amount hereof is at least $250,000, at the option of the Holder hereof at 100% of such principal amount to be redeemed, together with accrued and unpaid interest hereon payable to the date of repayment. For this Security to be repaid in whole or in part at the option of the Holder hereof on the Holder's Optional Repayment Date, this Security must be surrendered, with the form below entitled "Option to Elect Repayment" duly completed, to the Paying Agent at the office of the Paying Agent in the Place of Payment, or at such other address which the Company shall from time to time notify the holders of the Securities, not more than 60 nor less than 30 days prior to such Holders' Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. Each Person owning a beneficial interest in this Security must rely on the procedures of DTC, and if such Person is not an Agent Member of DTC, on the procedures of the Agent Member through which such Person owns its interest, to exercise its right of repayment.

This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 2, 1993 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and The First National Bank of Boston, as initial trustee, as succeeded by Fleet National Bank, as successor trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time outstanding shall have made written request to the Trustee to institute proceedings as Trustee in respect of such Event of Default and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  June 21, 1996

[SEAL]                                  STATE STREET BOSTON CORPORATION

                                              By /s/ Ronald L. O'Kelley
                                                 -------------------------------
                                                 Ronald L. O'Kelley
                                                 Executive Vice President, Chief
Attest:                                          Financial Officer and Treasurer

/s/ John R. Towers
- ------------------------
John R. Towers
Clerk

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        FLEET NATIONAL BANK,
                                                 As Trustee

                                        By  STATE STREET BANK AND TRUST COMPANY,
                                                 As Authenticating Agent


                                              By /s/ Daniel Golden
                                                 -------------------------------
                                                 Authorized Officer

                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instructs(s) the Company to repay this Security (or portion hereof specified below) pursuant to its terms on the Holder's Optional Repayment Date specified on the face hereof at 100% of the principal amount to be redeemed, together with accrued and unpaid interest thereon, payable to the date of repayment, to the undersigned, at

- ---------------------------------------------

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(Please print or typewrite name and address of the undersigned)

For this Security to be repaid, the undersigned must give to the Paying Agent at its offices located at _________________________________________________, or at
such other place or places of which the Company shall from time to time notify the Holders of the Securities, not more than 60 days nor less than 30 days prior to the date of repayment, this Security with this "Option to Elect Repayment" form duly completed.

If less than the entire principal amount of this Security is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denominations (which shall be $250,000 or an integral multiple of $1,000 in excess thereof) of the Securities to be issued to the Holder for the portion of this Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

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Dated: __________________________

       Notice: The signature on this "Option to Elect Repayment" form must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever.